UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

THE CLOROX COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888

(Address of principal executive offices) (Zip code)

(510) 271-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On December 4, 2014, The Clorox Company (the “Company”) executed an underwriting agreement in connection with the sale of $500 million aggregate principal amount of its 3.500% senior notes due December 15, 2024 (the “Notes”), in an underwritten registered public offering (the “Underwriting Agreement”). The offering closed on December 9, 2014.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. A copy of the Fifth Supplemental Indenture, dated as of December 9, 2014, between the Company and Wells Fargo Bank, National Association, as trustee, with respect to the Notes is attached as Exhibit 4.1. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the validity of the notes to be issued in this offering is attached as Exhibit 5.1.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Underwriting Agreement dated as of December 4, 2014

4.1	Fifth Supplemental Indenture, dated as of December 9, 2014, between the Company and Wells Fargo Bank, National Association, as trustee

5.1	Opinion of Morgan, Lewis & Bockius LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY

Date: December 9, 2014	By:	/s/ Laura Stein
	Name:	Laura Stein
	Title:	Senior Vice President – General Counsel

INDEX TO EXHIBITS

Exhibit	Description

1.1	Underwriting Agreement dated as of December 4, 2014

4.1	Fifth Supplemental Indenture, dated as of December 9, 2014, between the Company and Wells Fargo Bank, National Association, as trustee

5.1	Opinion of Morgan, Lewis & Bockius LLP